UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K/A

                               Current Report


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                               July 18, 1997
                    (Date of earliest event reported)


                        XLConnect Solutions, Inc.
                        -------------------------
            (Exact name of registrant as specified in its charter)


     Pennsylvania                    0-28892            23-2832796
(State or other jurisdiction of    Commission         (IRS Employer
 incorporation or organization)    file number      Identification No.)



             411 Eagleview Boulevard, Exton, PA         19341
          (Address of principal executive offices)    (Zip Code)


                             (610) 458-5500
           (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

(b)  PRO FORMA FINANCIAL STATEMENTS

The following unaudited Pro Forma Balance Sheet of XLConnect Solutions, Inc. (the "Company") as of June 30, 1997, and the Pro Forma Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996, are presented to give effect to the sale of specified "Power-by-the-Hour" managed service contracts and related assets consisting principally of accounts receivable and fixed assets (the "Transaction").

Historical financial data used to prepare the pro forma financial statements were derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the unaudited consolidated financial statements included in theCompany's quarterly report on Form 10-Q for the quarter ended June 30, 1997. These pro forma financial statements should be read in conjunction with such historical financial statements.

The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Balance Sheet assume that the Transaction was consummated on June 30, 1997 and do not reflect the impact of the operatingresults of the business to be sold pursuant thereto or changes in balance sheet amounts subsequent to June 30, 1997. The pro forma adjustments to the Pro Forma Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996 assume that the Transaction was consummated on January 1, 1997 and January 1, 1996, respectively.

The Pro Forma Balance Sheet and Pro Forma Statements of Income are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transactions on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting future operations of the Company.

               XLConnect Solutions, Inc. and Subsidiaries
                 Pro forma Consolidated Balance Sheet
                           As of June 30, 1997
                             (In thousands)
                              (unaudited)

                                                          As           Pro forma
                                                       Reported       Adjustments      Pro forma
                                                     -----------    --------------    -----------
ASSETS
Current assets:
    Cash and cash equivalents                           $11,941       $3,465(A,E)       $15,406
    Trade accounts receivable, net                       30,204       (4,672) (B)        25,532
    Deferred tax asset                                      670            -                670
    Prepayments and other current assets                  1,497          (12) (B)         1,485
                                                     -----------    -------------     -----------
        Total current assets                             44,312       (1,219)            43,093

Property and equipment, net of accumulated depreciation   4,763          (77) (B)         4,686
Intangible assets, net of accumulated amortization       26,281       (1,483) (B)        24,798
Other long-term assets                                    1,278            -              1,278
                                                     -----------    -------------     -----------
Total assets                                            $76,634      $(2,779)           $73,855
                                                     ===========    =============     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                   $    50      $     -            $    50
    Accounts payable                                      1,389            -              1,389
    Accrued expenses                                      8,130        2,920  (C)        11,050
    Deferred income and other                             1,231            -              1,231
    Due to Parent                                         6,046       (6,046) (E)             -
                                                     -----------    -------------     -----------
       Total current liabilities                         16,846       (3,126)            13,720

Long-term liabilities:
    Long-term debt                                        5,081            -              5,081
                                                     -----------    -------------     -----------
       Total liabilities                                 21,927       (3,126)            18,801
                                                     -----------    -------------     -----------

Commitments and contingencies

Shareholders' equity:
    Preferred stock                                          -             -                 -
    Common stock                                           166             -                166
    Additional paid-in capital                          50,437             -             50,437
    Retained earnings                                    4,104           347  (D)         4,451
                                                    -----------     -------------      ----------
       Total shareholders' equity                       54,707           347             55,054
                                                    -----------     -------------      ----------
Total liabilities and shareholders' equity             $76,634       $(2,779)           $73,855
                                                    ===========     =============      ==========


        See accompanying notes to unaudited Pro Forma Financial Statements.

                  XLConnect Solutions, Inc and Subsidiaries
                 Pro Forma Consolidated Statements of Income
                   (In thousands, except per-share data)
                                 (unaudited)


                                   Six Months Ended June 30, 1997            Year Ended December 31, 1996
                                               Deduct                                    Deduct
                                    As        Pro forma                       As        Pro forma
                                 Reported    Adjustments   Pro forma       Reported    Adjustments    Pro forma
                                ----------   -----------   ---------      ----------   -----------    ---------
Revenues                         $69,622      $9,928(F)     $59,694        $114,892    $17,645(F)      $97,247
Cost of revenues                  48,118       9,389(F)      38,729          81,077     14,533(F)       66,544
                                ----------   -----------   ---------      ----------   -----------    ---------
Gross profit                      21,504         539         20,965          33,815      3,112          30,703
Operating expenses:
    Selling and marketing          6,072          26(F)       6,046           8,176        177(F)        7,999
    General and administrative     9,369         478(F)       8,891          12,736      1,351(F)       11,385
Depreciation and amortization      2,216          71(F)       2,145           4,782        218(F)        4,564
                                ----------   -----------   ---------      ----------   -----------    ---------
                                  17,657         575         17,082          25,694      1,746          23,948
                                ----------   -----------   ---------      ----------   -----------    ---------
Income from operations             3,847         (36)         3,883           8,121      1,366           6,755

Other expense (income)              (103)          -           (103)          3,596        522(F)        3,074
                                ----------   -----------   ---------      ----------   -----------    ---------
Income before income taxes         3,950         (36)         3,986           4,525        844           3,681
                                ----------   -----------   ---------      ----------   -----------    ---------

Provision for income taxes         1,892           2(F)       1,890           2,479        370(F)        2,109
                                ----------   -----------   ---------      ----------   -----------    ---------
Net income                        $2,058       $   (38)(G)   $2,096         $ 2,046     $  474(G)      $ 1,572
                                ==========   ===========   =========      ==========   ===========    =========
Earnings per common share:
    Net income per common share    $0.12                    $  0.12         $  0.14                   $   0.11
                                ==========                  =========     ==========                  =========

   Weighted average number
     of common shares             16,799                      16,799         14,448                     14,448
                                ==========                  =========     ==========                  =========


      See accompanying notes to unaudited Pro Forma Financial Statements.

              XLConnect Solutions, Inc. and Subsidiaries

         Notes to the Pro Forma Consolidated Financial Statements
                           (In thousands)
                             (unaudited)



Notes to the Pro Forma Consolidated Balance Sheet

(A) Represents a purchase price of $9,511 based on the Balance Sheet as of June 30, 1997.

(B) Represents the elimination of assets and liabilities as a result of the Transaction.

(C) Includes the accrual of transaction costs approximating $160 and other various accruals of approximately $2,760 relative to the Transaction.

(D) Represents a pre-tax gain of approximately $1,565, plus taxes of approximately $1,220. The Pro Forma Balance Sheet assumes that the Transaction was consummated on June 30, 1997, and therefore does not give effect to the operating results, subsequent to that date, of the business to be sold pursuant thereto.

(E) Represents proceeds from the sale used to pay off the Company's outstanding payable to its parent.


Notes to the Pro Forma Consolidated Statements of Income

(F) Represents the elimination of revenues and expenses related to the contracts sold pursuant to the Transaction.

(G) The accompanying Pro Forma Statements of Income do not include any non-recurring effects directly attributable to the Transaction. The Company will provide a reserve for all expected costs associated with the Transaction. Such costs are expected to include professional fees to attorneys, accountants and advisors, printing charges and filing fees. The amount of such costs is estimated to total approximately $160 and is included as a decrease in the after-tax income reflected in retained earnings on the Pro Forma Consolidated Balance Sheet (see Note D to the Notes to the Pro Forma Consolidated Balance Sheet).

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                XLCONNECT SOLUTIONS, INC.



Date:  September 30, 1997       By: /s/ Stephanie D. Cohen
                                     --------------------------------
                                     Stephanie D. Cohen
                                     Executive Vice President and
                                     Chief Financial Officer